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                                                                   EXHIBIT 11(B)
                 ROADMASTER INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
     FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 NINE MONTHS ENDED
                                                                    SEPTEMBER 28,                SEPTEMBER 30,
                                                                        1996                         1995
                                                                        ----                         ----
Primary:
  Weighted average common shares outstanding during period                49,177                      48,946
  Common shares issuable if all warrants had been converted
    at the date of issuance                                                  693
                                                                   -------------                   ---------

  Average common shares outstanding for primary calculation               49,870                      48,946
                                                                   =============                   =========

Fully Diluted:
  Weighted average common shares outstanding during period                49,177                      48,946
  Net common shares issuable on exercise of warrants                         693                           -
                                                                   -------------                   ---------
  Average common shares outstanding for fully diluted calculation         49,870                      48,946
                                                                   =============                   =========

Earnings (loss) before extraordinary item                          $       4,143                   $  (9,259)
Extraordinary item - loss on extinguishment of debt                        3,731                          --
                                                                   -------------                   ---------
Net earnings (loss)                                                $         412                   $  (9,259)
                                                                   =============                   =========

Earnings per share, primary and fully diluted:
  Earnings (loss) before extraordinary item                        $        0.08                   $   (0.19)
  Extraordinary item - loss on extinguishment of debt                      (0.07)                         --
                                                                   -------------                   ---------
  Net earnings (loss)                                              $        0.01                   $   (0.19)
                                                                   =============                   =========

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